                                                                  Exhibit 10.18

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                         CONTINUING SECURITY AGREEMENT

                                     among

                           ROCKY SHOES & BOOTS, INC.,

                          FIVE STAR ENTERPRISES LTD.,

                            LIFESTYLE FOOTWEAR, INC.

                                      and

                        BANK ONE, COLUMBUS, NA, as Agent

                          Dated as of January 28, 1997



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



                               TABLE OF CONTENTS

             (This Table of Contents is not part of this Agreement
                   and is only for convenience of reference.)

                                                                                                   Page
Section  1.               Definitions............................................................   1

Section  2.               Security for the Facility and Other
                           Indebtedness..........................................................   3

Section  3.               Provisions Concerning the Collateral

                           (a)  Accounts Receivable..............................................   5

                           (b)  Inventory........................................................   5

                           (c)  Equipment........................................................   6

                           (d)  Intellectual Property and General
                                 Intangibles.....................................................   6

Section  4.               Representations, Warranties and Covenants
                           of the Debtor.........................................................   6

Section  5.               Insurance..............................................................   7

Section  6.               Taxes and Assessments..................................................   8

Section  7.               Maintenance of Collateral..............................................   8

Section  8.               Ownership of Collateral................................................   8

Section  9.               Events of Default......................................................   8

Section  10.              Remedies...............................................................  10

Section  11.              Waiver of Jury Trial...................................................  11

Section  12.              Miscellaneous..........................................................  11

                          Signatures.............................................................  13

                                      (i)


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Schedule A -- Collateral Locations

Schedule B -- UCC Financing Statements

                                      (ii)


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                         CONTINUING SECURITY AGREEMENT

         THIS CONTINUING SECURITY AGREEMENT (the "Agreement"), dated as of January 28, 1997, is made and entered into by and among Rocky Shoes & Boots, Inc., an Ohio corporation, whose address is 39 East Canal Street, Nelsonville, Ohio 45764 ("Rocky Inc."), Five Star Enterprises Ltd., a Cayman Islands corporation, whose address is 39 East Canal Street, Nelsonville, Ohio 45764 ("Five Star"), and Lifestyle Footwear, Inc., a Delaware corporation, whose address is 39 East Canal Street, Nelsonville, Ohio 45764 ("Lifestyle") (Rocky Inc., Five Star and Lifestyle shall be referred to herein individually as a "Debtor" and collectively as the "Debtors"), and Bank One, Columbus, NA, a national banking association, whose address is 100 East Broad Street, 7th Floor, Columbus, Ohio 43271-0170, as Agent (in this capacity, hereinafter referred to as the "Secured Party") under a certain Revolving Credit Loan Agreement (referred to below), for the ratable benefit of Bank One, Columbus, NA, a national banking association ("Bank One"), and The Huntington National Bank, a national banking association ("HNB") (Bank One and HNB shall be referred to herein individually as a "Bank" and collectively as the "Banks").

                             BACKGROUND INFORMATION

         A. The Banks have provided revolving credit and other credit facilities to the Debtors.

         B. To secure the repayment of such revolving credit and other credit facilities and all other present and future obligations owing by the Debtors to the Banks, the Debtors desire to grant a security interest in certain collateral to the Secured Party, as agent for and for the ratable benefit of the Banks, all as hereinafter set forth.

                                   PROVISIONS

         NOW, THEREFORE, as an inducement to and in consideration of the provision of such revolving credit and other credit facilities and all other present and future obligations owing by the Debtors to the Banks, the mutual obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         SECTION 1. Definitions. As used herein, the following terms shall have the following meanings:

                  "Bank One Notes" shall mean, collectively, the Construction Loan Note, the Master Business Loan Note and the Term Note, as the same may have been or may be amended, modified, supplemented, restated or replaced from time to time.

                  "Collateral" shall have the meaning set forth in Section 2 hereof.

                  "Construction Loan Agreement" shall mean the Construction and Term Loan Agreement dated as of October 27, 1993 entered into by and among the Debtors, Rocky Co. and NBD, as modified by (i) a First Amendment to Construction and Term Loan Agreement dated January 28, 1994, (ii) a Second Amendment to Construction and Term Loan Agreement dated December 31, 1994, and
(iii) a Third Amendment to Construction and Term Loan Agreement dated March 30, 1995, as assigned to Bank One pursuant to a Loan Purchase, Assignment and Master Amendment Agreement among Bank One, NBD, NBD as agent, the Debtors and Rocky Co., dated as of February 1, 1996, as the same may be further amended, modified, supplemented, restated or replaced from time to time.

                  "Construction Loan Note" shall mean the Promissory Note dated October 27, 1993 executed by the Debtors and Rocky Co. originally payable to the order of NBD in the original principal amount of $2,000,000, as modified by
(i) a First Amendment to Promissory Note dated January 28, 1994, (ii) a Second Amendment to Promissory Note dated December 31, 1994, and (iii) a Third Amendment to Promissory Note dated March 30, 1995, as endorsed payable to the order of Bank One pursuant to a Loan Purchase, Assignment and Master Amendment Agreement dated as of February 1, 1996, as the same may be further amended, modified, supplemented, restated or replaced from time to time.

                  "Credit Agreement" shall mean the Revolving Credit Loan Agreement of even date herewith entered into by and among the Debtors, the Secured Party and the Banks, as the same may be amended, modified, supplemented, extended, restated or replaced from time to time.

                  "Credit Facilities" shall mean the credit facilities extended by the Banks to the Debtors pursuant the Construction Loan Agreement, the Credit Agreement, the Letter of Credit Documents, the Swap Agreement and the Notes, as such credit facilities may be amended, modified, supplemented, extended, restated or replaced from time to time.

                  "Facility Documents" shall have the meaning set forth in
Section 2 hereof.

                  "HNB Note" shall mean the Master Business Loan Note of even date herewith executed by the Debtors and payable to the order of HNB in the maximum principal amount of $14,000,000, as the same may be amended, modified, supplemented, extended, restated or replaced from time to time.

                  "Letter of Credit Documents" shall mean, collectively, "Commercial L/Cs", "Commercial L/C Applications", "Standby L/Cs" and "Standby L/C Applications", as such terms are defined in the Credit Agreement.

                  "Master Business Loan Note" shall mean the Master Business Loan Note of even date herewith executed by the Debtors and payable to the order of Bank One in the maximum principal amount of $21,000,000, as the same may be amended, modified, supplemented, extended, restated or replaced from time to time.

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                  "NBD" shall mean NBD Bank, an Ohio banking association, and its predecessors, successors and assigns.

                  "Notes" shall mean, collectively, the Bank One Notes and the HNB Note.

                  "Rocky Co." shall mean Rocky Shoes & Boots Co., a former subsidiary of Rocky Inc. which was merged into Rocky Inc. as of December 31, 1996.

                  "Swap Agreement" shall mean the ISDA Master Agreement dated as of February 1, 1996 entered into by and among Bank One and Rocky Inc. (as successor to Rocky Co.), as the same may be amended, modified, supplemented, extended, restated or replaced from time to time.

                  "Swap Obligations" shall mean all repayment, reimbursement and other obligations of Rocky Inc. (as successor to Rocky Co.) owed to Bank One under the Swap Agreement.

                  "Term Note" shall mean Installment Business Loan dated as of May 11, 1994 executed by the Debtors and Rocky Co. and originally payable to the order of NBD in the principal amount of $815,000, as endorsed payable to the order of Bank One pursuant to a Loan Purchase, Assignment and Master Amendment Agreement dated as of February 1, 1996, as the same may be amended, modified, supplemented, restated or replaced from time to time.

                  "Total Indebtedness" shall have the meaning set forth in
Section 2 hereof.

                  "UCC" shall mean the Uniform Commercial Code as adopted in the State of Ohio, as amended from time to time.

         SECTION 2. Security for the Facility and Other Indebtedness. For the purpose of securing: (i) all payments to be made by the Debtors under the Notes and pursuant to the Construction Loan Agreement, the Credit Agreement and the Letter of Credit Documents, (ii) the payment of the Swap Obligations under the Swap Agreement, (iii) the payment of all other present or future indebtedness and liabilities of the Debtors owed to the Banks (all such present and future indebtedness and liabilities, including the Credit Facilities and the Swap Obligations, being collectively referred to herein as the "Total Indebtedness"), (iv) any amounts advanced or costs incurred by the Secured Party and/or the Banks for the protection of the Collateral or in connection with the enforcement of this Agreement, the Construction Loan Agreement, the Credit Agreement, the Letter of Credit Documents, the Swap Agreement, the Notes and any other documents now or hereafter relating to the Total Indebtedness (all such documents being collectively referred to as the "Facility Documents"), and (v) the performance and observance of each covenant and agreement of the Debtors contained in this Agreement, the Construction Loan Agreement, the Credit Agreement, the Letter of Credit Documents, the Swap Agreement, the Notes and any other Facility Documents, each Debtor does hereby assign and grant a security interest to the

Secured Party, its successors and assigns, for the ratable benefit of the Banks, in the following property (the "Collateral"), whether now owned or hereafter acquired, and, whether a Debtor's interest therein as owner, co-owner, lessee, consignee, secured party or otherwise, be now owned or existing or hereafter arising or acquired and wherever located, together with all substitutions, replacements, additions and accessions therefor or thereto, all documents, negotiable documents, documents of title, warehouse receipts, storage receipts, express bills, freight bills, air bills, bills of lading, and other documents (as defined in the UCC) relating thereto, all products thereof and all cash and non-cash proceeds thereof, including, but not limited to, notes, drafts, checks, instruments, insurance proceeds, indemnity proceeds, warranty and guaranty proceeds, and all cash, accounts, chattel paper and general intangibles arising from the sale, rent, lease, casualty loss or other disposition of the Collateral, and any Collateral returned to, repossessed by or stopped in transit by each Debtor:

                  (a) "Accounts Receivable", which shall consist of accounts, chattel paper, and general intangibles as those terms are defined in the UCC, and any other debit owed to or receivable owned, acquired or received by each Debtor. Also included is any right to a refund of taxes and assessments paid at any time to any governmental entity. Also included are letters of credit, and drafts under them, given in support of Accounts Receivable.

                  (b) "Inventory", which shall consist of all property held at any location by or for each Debtor for sale, rent or lease, or furnished or to be furnished by each Debtor under any contract of service, or raw materials or work in process and their products, or materials used or consumed in its business, and shall include containers and shelving useful for storage. Without limiting the security interest granted, Inventory is presently located at the locations set forth on Schedule A attached hereto.

                  (c) "Equipment", which shall consist of any goods at any time acquired, owned or held by each Debtor at any location primarily for use in its business and goods which are not included in the definitions of inventory, farm products or consumer goods (as such terms are defined in the UCC), including, but not limited to, machinery, furniture, furnishings and vehicles, and any accessions, parts, attachments, accessories, tools, dies, additions, substitutions, replacements and appurtenances to them or intended for use with them. Without limiting the security interest granted, Equipment is presently located at the locations set forth on Schedule A attached hereto.

                  (d) "Instruments", which shall consist of each Debtor's interest of any kind in any negotiable instrument or security (whether certificated or uncertificated) as those terms are defined in the UCC, or any other writing which evidences a right to payment of money and is not itself a security agreement or lease and is of a type which is, in the ordinary course of business, transferred by delivery alone or by delivery with any necessary endorsement or assignment.

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                  (e) "Intellectual Property", which shall consist of all trade secrets and other proprietary information, trademarks, trade names, service marks, and business names and the goodwill of business relating thereto; copyrights (including without limitation, copyrights for computer programs) and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; license agreements relating to any of the foregoing and income therefrom; books, records, computer tapes or discs, flow diagrams, specific sheets, source codes, object codes and other physical manifestations of the foregoing; and the right to sue for all past, present and future infringements of the foregoing.

         SECTION 3. Provisions Concerning the Collateral

                  (a) Accounts Receivable

                           (i) Each Debtor represents and warrants that each
Account Receivable reflected in each Debtor's books and records is, or will at the time it arises be, owned by such Debtor free and clear of all liens, security interests and any other encumbrances in favor of any third party; with respect to a sale of Inventory, will be a bona fide existing obligation created by the final sale and delivery of goods or the completed performance of services by such Debtor in the ordinary course of its business; will be for a liquidated amount maturing as stated in the supporting data covering such transaction; and will not be subject to any known deduction, offset, counterclaim, return privilege or condition except as reflected on such Debtor's books and records. No Debtor shall redate any invoice. Any allowances between any Debtor and its customers will be in accordance with the usual customary practices of such Debtor, as they exist on the date of this Agreement.

                           (ii) If any Accounts Receivable shall arise out of a
contract with the United States of America or any department, agency, subdivision or instrumentality thereof, the Debtors shall promptly notify the Secured Party thereof in writing and take all other action and execute all other documents requested by the Secured Party to perfect the Secured Party's security interest in such Accounts Receivable under the provisions of the Federal laws on assignment of claims.

                  (b) Inventory

                           (i) Each Debtor represents and warrants that each
item of Inventory shall be valued by such Debtor in accordance with the methods employed as of the date of this Agreement by the Debtors' independent certified public accountants in the preparation of the Debtors' audited annual financial statements. The Inventory is located or has been located at any time during the past four months at the locations set forth on Schedule A attached hereto. Each Debtor shall not permit any Inventory to be removed from such current locations or stored at locations other than such current locations, except (x) for shipment to purchasers in the ordinary course of each Debtor's business or (y) to such other locations as to which each Debtor shall give 30 days prior written notice to the Secured Party. Inventory may be moved from one such current location to another.

                           (ii) Each Debtor shall keep all of its Inventory in
good order and condition and shall maintain full, accurate and complete books and records with respect to its Inventory at all times.

                  (c) Equipment

                           (i) Each Debtor represents and warrants that its
Equipment is located or has been located at any time during the past four months at the locations set forth on Schedule A attached hereto. Each Debtor shall not permit any Equipment to be located at any place other than (x) such current locations, and (y) at such other locations as to which such Debtor shall give 30 days prior written notice to the Secured Party. Equipment may be moved from one such current location to another.

                           (ii) Each Debtor shall keep and maintain all of its
Equipment in good operating condition and repair, make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Each Debtor shall not permit any item of Equipment to become a fixture to real estate or accession to other property and the Equipment is now and shall at all times remain and be personal property.

                  (d) Intellectual Property and General Intangibles

                           (i) Each Debtor shall maintain and preserve all
Intellectual Property and other general intangibles and the like which are necessary or useful for the conduct of its business.

         SECTION 4. Representations, Warranties and Covenants of the Debtors. The Debtors hereby represent, warrant and covenant to the Secured Party as follows:

                  (a) The Debtors shall pay their Total Indebtedness, in accordance with its terms, to the Secured Party, for the ratable benefit of the Banks, secured by this Agreement.

                  (b) The Debtors have good title to the Collateral and have full right and authority to grant the security interest granted herein.

                  (c) No financing statement or security agreement purporting to cover any of the Collateral has heretofore been signed by any Debtor or names any Debtor as a "debtor" and no such financing statement or security agreement is now on file at any public office, except those set forth in Schedule B attached hereto.

                  (d) The Debtors shall not directly or indirectly create or permit to remain, and shall promptly discharge, any mortgage, lien, encumbrance or charge on, pledge of, security interest in or conditional sale or other title retention agreement with respect to the Collateral or any part thereof (including, without limitation, any lien, encumbrance or charge arising by operation of law) other than this Agreement, those set forth on Schedule B attached hereto and those permitted by the Credit Agreement.

                  (e) The Debtors will defend the Collateral against all claims and demands of all persons at any time claiming an interest therein adverse to the Secured Party.

                  (f) The Debtors will join with the Secured Party, at the Secured Party's request, in executing such documents, in such form and at such time, as the Secured Party deems necessary or advisable, to maintain, perfect and continue the effectiveness of the security interest granted hereby, including, but not limited to, executing, refiling and rerecording any such financing statements as may be requested by the Secured Party and any and all documents, instruments and filings that may be necessary or advisable to grant and perfect a security interest or other lien in Collateral which is located outside of the United States of America, such as Collateral located at the Debtors' facilities in Puerto Rico and the Dominican Republic. The Debtors hereby irrevocably appoint the Secured Party and the Secured Party's designees as the Debtors' true and lawful attorney-in-fact with power to sign the name of the Debtors on any such documents. The Debtors ratify and approve all acts of the Secured Party and its designees as attorney-in-fact. The Secured Party or its designees as attorney-in-fact will not be liable for any acts or omissions, or for any error or judgment or mistake of fact or law, except for bad faith. The Debtors shall pay all reasonable costs and expenses in connection with any of the foregoing, including the cost of all filings made pursuant to this subsection.

                  (g) The Debtors shall promptly perform all of its covenants and duties under this Agreement, the Notes, the Credit Agreement and all other Facility Documents.

                  (h) The Debtors shall not sell, transfer, assign or otherwise dispose of the Collateral, except in the ordinary course of business and as provided herein, without the prior written consent of the Secured Party.

                  (i) Each Debtor warrants that its chief executive office is at the address shown above.

         SECTION 5. Insurance. The Debtors shall keep the Collateral continuously insured against loss or damage by fire, lightening, vandalism, malicious mischief and all perils covered by standard "extended coverage" or "all risks" insurance in a amount not less than the replacement cost of the Collateral at any time, with loss payable clauses in favor the Secured Party, and shall furnish evidence of such insurance satisfactory to the Secured Party. All insurance policies shall be issued by carriers acceptable to the Secured Party and qualified to transact business in the jurisdictions where the Collateral is located and shall be written so as not to be subject to cancellation upon less than thirty (30) days advance written notice to the Secured Party. The Debtors shall assign and direct any insurer to pay to the Secured Party the proceeds of all such insurance and authorizes the Secured Party to endorse in the name of the Debtor any instrument for such proceeds and refunds, and, at the option of the Secured Party, to apply such proceeds and refunds to any unpaid balance of the Notes or other Total Indebtedness, whether or not then due, or to restoration of the Collateral, returning any excess to the Debtor.

         SECTION 6. Taxes and Assessments. The Debtors shall pay promptly when due and before penalty or interest accrue thereon, all taxes, assessments and other governmental charges of any kind whatsoever that now or may at any time hereafter be assessed or levied against or with respect to the Collateral which, if not paid, may become or be made a lien on the Collateral. Notwithstanding the preceding sentence, the Debtors may, at their expense and after prior written notice to the Secured Party and by appropriate legal proceedings diligently prosecuted, contest in good faith the validity or amount of any such taxes, assessments or other charges and may permit the items contested to remain unpaid during the period of contest. If at any time, however, the Secured Party shall notify the Debtors that, in its opinion, by nonpayment of any such items the security interest created by this Agreement as to any part of the Collateral will be materially affected or the Collateral or any part thereof will be subject to imminent loss or forfeiture, the Debtors shall promptly pay such taxes, assessments or charges. During the period when the taxes, assessments or other charges so contested remain unpaid, the Debtors shall provide adequate reserves with respect to such taxes, assessments or charges.

         SECTION 7. Maintenance of Collateral. The Debtors, at their expense, will keep or cause to be kept the Collateral in good order and condition (ordinary wear and tear excepted) and will make all necessary or appropriate repairs, replacements and renewals thereof unless the Secured Party otherwise consents in writing.

         SECTION 8. Ownership of Collateral. The Debtors are and shall continue to be the owners of the Collateral.

         SECTION 9. Events of Default. The Debtors shall be in default upon the occurrence of any of the following (each an "Event of Default"):

                  (a) Any Debtor fails to pay when due any amount payable under the Notes and such failure continues for more than five (5) days after such payment becomes due;

                  (b) Any Debtor (i) fails to observe or perform any other term of the Notes and such failure to observe or perform continues for more than fifteen (15) days after such failure shall first become known to any officer of any Debtor; provided, however, that such fifteen (15) day cure period shall not apply to (x) any such failure which in the Secured Party's good faith opinion is incapable of cure, and (y) any such failure which has previously occurred;
(ii) makes any materially incorrect or misleading representation, warranty, or certificate to the Secured Party and/or the Banks; (iii) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Secured Party and/or the Banks; or (iv) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by the Notes) such that the creditor declares the debt due before its maturity;

                  (c) Any default occurs under the terms of this Agreement, the Construction Loan Agreement, the Credit Agreement, the Letter of Credit Documents or any other Facility Document or any default occurs under the terms of any other loan agreement, mortgage, security agreement or any other agreement executed as part of the Total Indebtedness of any Debtor owed to the Secured Party and/or either Bank at any time and such default continues for more than fifteen (15) days after such default shall first become known to any officer of any Debtor, provided, however, that such fifteen (15) day cure period shall not apply to (i) any default which in the Secured Party's good faith opinion is incapable of cure; (ii) any default which has previously occurred; (iii) any failure to maintain and keep in effect any insurance required by any Facility Document; or (iv) any failure to provide to the Banks the financial statements, documents and information required to be provided pursuant to Sections 7.1(a), (b), and (c) of the Credit Agreement;

                  (d) A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974, as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of any Debtor or any affiliate of any Debtor, or the occurrence of an "ERISA Event" (as defined in the Credit Agreement) which shall not have been cured within thirty (30) days after any officer of any Borrower has knowledge thereof;

                  (e) Any Debtor becomes insolvent or unable to pay its debts as they become due;

                  (f) Any Debtor (i) makes an assignment for the benefit of creditors; (ii) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (iii) commences or consents to any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction;

                  (g) A custodian, receiver or trustee is appointed for any Debtor or for a substantial part of its assets without its consent and is not removed within sixty (60) days after such appointment;

                  (h) Proceedings are commenced against any Debtor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and such proceedings remain undismissed for sixty (60) days after commencement;

                  (i) Any judgment is entered against any Debtor, or any attachment, levy or garnishment is issued against any property of any Debtor, in excess of $250,000, and which judgment, attachment, levy or garnishment has not been discharged or stayed within thirty (30) days after issuance, or for such longer period as the Secured Party may agree to in writing;

                  (j) Any Debtor, without the Secured Party's written consent,
(i) is dissolved; (ii) merges or consolidates with any third party; (iii) except as otherwise permitted by the Credit Agreement, sells a material part of its assets or business outside the ordinary course of its business, or (iv) agrees to do any of the foregoing;

                  (k) There is a substantial change (other than with respect to changes in the normal course of any Debtor's business, such as seasonal fluctuations) in the existing or prospective financial condition of any Debtor which the Secured Party in good faith determines to be materially adverse; or

                  (l) The Banks in good faith deem themselves insecure.

         SECTION 10. Remedies. Upon the occurrence of an Event of Default, the Secured Party, for the ratable benefit of the Banks, shall have the rights and remedies provided by law, this Agreement, the Construction Loan Agreement, the Credit Agreement, the Letter of Credit Documents or any other Facility Documents, or any other written agreement executed by any Debtor, including but not limited to, the right to require the Debtors to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, and the right to sell and dispose of it and distribute the proceeds according to law. In connection with the right of the Secured Party to take possession of the Collateral, the Secured Party may take possession of any other items of property in or on the Collateral at the time of taking possession and hold them for the Debtors without liability on the part of the Secured Party. Any requirement of reasonable notice shall be met if the Secured Party sends the notice to the Debtors at least seven (7) days prior to the date of public or private sale, disposition or other event giving rise to the required notice. Upon default, the Secured Party is authorized to cause all or any part of any Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee. The Debtors shall be liable for any deficiency remaining after disposition of the Collateral. The Debtors are liable to the Secured Party for all reasonable costs and expenses of every kind incurred in the making or collection of the Total Indebtedness, including the Credit Facilities, secured hereby, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Secured Party and the Banks in any bankruptcy, reorganization, insolvency or other similar proceeding.

         Any moneys (including, without limitation, the proceeds of any sale of the Collateral, any part thereof or any interest therein) received by the Secured Party and/or the Banks pursuant to the exercise of any remedies provided in the Facility Documents or by law shall be applied as set forth in the Credit Agreement.

         SECTION 11. WAIVER OF JURY TRIAL. THE SECURED PARTY, FOR ITSELF AND ON BEHALF OF THE BANKS, AND EACH DEBTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES, THE FACILITY DOCUMENTS, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. THIS WAIVER SHALL NOT IN ANY WAY AFFECT THE SECURED PARTY'S OR THE BANKS' ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY FACILITY DOCUMENT. NEITHER THE SECURED PARTY, THE BANKS NOR THE DEBTORS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY EITHER THE SECURED PARTY OR THE DEBTORS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

         SECTION 12. Miscellaneous.

                  (a) At its option, the Secured Party may, but shall be under no duty or obligation to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed upon the Collateral, pay for insurance on the Collateral, and pay for the maintenance or preservation of the Collateral and the Debtors agree to reimburse the Secured Party on demand for any payment made or expense incurred by the Secured Party, with interest thereon at the highest rate then in effect under the Notes.

                  (b) No delay on the part of the Secured Party in the exercise of any right or remedy shall operate as a waiver, no single or partial exercise by the Secured Party of any right or remedy shall preclude any other exercise of it or the exercise of any other right or remedy, and no waiver or indulgence by the Secured Party of any default shall be effective unless in writing and signed by the Secured Party, nor shall a waiver on one occasion be construed as a waiver of that right on any future occasion.

                  (c) If any provision of this Agreement is unenforceable for any reason in any jurisdiction, it shall be ineffective only to that extent, and the remaining provisions shall remain valid, effective and enforceable.

                  (d) Notice from one party to another relating to this Agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopy number set forth below by any of the following means: (i) hand delivery, (ii) registered or certified mail, postage prepaid, with return receipt requested, (iii) Federal Express, Airborne Express or like overnight courier service or (iv) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by registered or certified mail, or the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier for next day delivery.

  If to the Secured Party:   Bank One, Columbus, NA, as Agent
                             Attn: Corporate Banking, Metropolitan Division
                             100 East Broad Street, 7th Floor
                             Columbus, OH 43271-0170
                             Telecopier: (614) 248-5518

  If to the Debtors:         Rocky Shoes & Boots, Inc.
                             Attn.: David S. Fraedrich, Executive Vice President
                             39 East Canal Street
                             Nelsonville, OH 45764
                             Telecopier: (614) 753-4024

                             Five Star Enterprises Ltd.
                             Attn.: David S. Fraedrich, Executive Vice President 39 East Canal Street
                             Nelsonville, OH 45764
                             Telecopier: (614) 753-4024

                             Lifestyle Footwear, Inc.
                             Attn.: David S. Fraedrich, Executive Vice President 39 East Canal Street
                             Nelsonville, OH 45764
                             Telecopier: (614) 753-4024

                  (e) All rights of the Secured Party shall inure to the benefit of the Secured Party's successors and assigns; and all obligations of the Debtors shall bind the Debtors' heirs, executors, administrators, successors and assigns.

                  (f) A carbon, photographic or other reproduction of this Agreement is sufficient, and can be filed as a financing statement.

                  (g) The terms and provisions of this Agreement shall be governed by Ohio law.

         IN WITNESS WHEREOF, the Debtors and the Secured Party, on behalf of and for the ratable benefit of the Banks, have caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTORS:                                     SECURED PARTY:

Rocky Shoes & Boots, Inc.,                   Bank One, Columbus, NA, as Agent,
  an Ohio corporation                          a national banking association

By: /s/ DAVID FRAEDRICH                      By: /s/ ELIZABETH CALLWALLADER
   --------------------------------             ------------------------------
Title: Executive Vice President &            Title: Vice President
       Chief Financial Officer


Five Star Enterprises Ltd.,
  a Cayman Islands corporation

By: /s/ DAVID FRAEDRICH
   --------------------------------
Title: Treasurer

Lifestyle Footwear, Inc.
 a Delaware corporation

By: /s/ DAVID FRAEDRICH
   --------------------------------
Title: Treasurer

                                   SCHEDULE A

        (to Continuing Security Agreement by Rocky Shoes & Boots, Inc.,
            Five Star Enterprises Ltd., and Lifestyle Footwear, Inc.
                 in favor of Bank One, Columbus, NA, as Agent)

                              COLLATERAL LOCATIONS

294 South Harper Street
Nelsonville, Ohio 45764

45 Canal Street
Nelsonville, Ohio 45764

39 East Canal Street
Nelsonville, Ohio 45764

Highway 476, Old Borinquen Road
Aguadilla, Puerto Rico

Zona Franca La Vega
La Vega, Dominican Republic

                                   SCHEDULE B

        (to Continuing Security Agreement by Rocky Shoes & Boots, Inc.,
                        Five Star Enterprises Ltd., and
      Lifestyle Footwear,Inc. in favor of Bank One, Columbus, NA, as Agent)

                            UCC Financing Statements

OSOS=Ohio Secretary of State
ACOR=Athens County, Ohio Recorder

                                       Secured                   Filed                      Filing
Debtor                                 Party                     With                       Number
------                                 -----                     ----                       ------
Rocky Inc.                         American Tech.                OSOS                      AK96483
                                   Credit Inc.

Rocky Inc.                         Citizens Bank                 OSOS                      AL44103

Rocky Inc.                         Yale Financial                OSOS                      AM90505

Rocky Inc.                         Yale Financial                OSOS                      AM96191

Rocky Co.                          Director of                   OSOS                      AL33947
                                   Development of
                                   the State of Ohio

Rocky Co.                          Pitney Bownes                 OSOS                      AL43270
                                                                                           AK92195
                                                                                           AM95166

Rocky Inc.                         American Tech.                ACOR                      94-59983
                                   Credit Inc.

Rocky Co.                          Pitney Bownes                 ACOR                      94-61365
                                                                                           94-59873
                                                                                           93-58488

All UCC Financing Statements in favor of the Banks.

Lien and Security interest of Rocky Co. in assets of Lifestyle pursuant to agreements dated March 19, 1991.